Exhibit 4.5.1

For Ministry Use Only A l'usage exclusif du ministere Ontario Corporation Number Numero de la societe en Ontario 2798832 Ministry of Government and Consumer Services Ontario CERTIFICATE This is to certify that these articles are effective on Ministere des Services gouvernementaux et des Services aux consommateurs CERTIFICATE Ceci certifie que les presents statuts entrant en vigueur le February 03 fevrier, 2021 Bacbaca Dackitt 17 Director /Directrice Business Corporations Act / Loi sur Ies societes par actions Form 3 Business Corporations Act Formule 3 Loi sur les societes par actions ARTICLES OF AMENDMENT STATUTS DE MODIFICATION1 The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS) Denomination sociale° actuelle de Ia societe (ecrire en LETTRES MAJUSCULES SEULEMENT): 2798832 ONTARIO INC. 2 The name of the corporation is changed to (if applicable ): (Set out in BLOCK CAPITAL LETTERS) Nouvelle denomination sociale de la societe (s’il y a lieu) (ecrire en LETTRES MAJUSCULES SEULEMENT): METAMATERIAL EXCHANGECO INC. 3 Date of incorporation/amalgamation: Date de la constitution ou de la fusion: 2020-12-09(Year Month Day) (annee, mois, jour) 4 Complete only if there is a change in the number of directors or the minimum / maximum number of directors. ll faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a change.. Number of directors is/are: minimum.and maximum number of directors is/are: Nombre d'administrateurs: nombres minimum et maximum d'administrateurs : Number minimum and maximum Nombre minimum et maximum Or ou 5 The articles of the corporation are amended as follows: Les statuts de la societe sont modifies de la facon suivante : to change the name to Metamaterial Exchangeco Inc. 07119 (2011/05) © Queen's Printer for Ontario, 2011 / © lmprimeur de la Reine pour l'Ontario, 2011 Page | 1of /de 2

6 The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act. La modification a ete dument autorisee conformement aux articles 168 et 170 (selon le cas) de la Loi sur les societes par actions. 7 The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on Les actionnaires ou les administrateurs (selon le cas) de la societe ont approuve la resolution autorisant la modification le 2021/02/01 (Year, Month, Day) (annee, mois, joun These articles are signed in duplicate、 Les presents statuts sont signes en double exemplaire 2798832 ONTARIO INC. (Print name of corperation from Article 1 on page 1) (Veuillez ecrir le nom de la societe de l’article un a la page une). By/ PAR (Signature) (Signature) John Brda Chief Executive Officer (Description of Office) (Fonction) 07119(2011/05) Page 2 Of/de 2